Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Massachusetts Tax-Free
Advantage Municipal Fund
333-100352
811-21216


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policies relating to investments in insured municipal securities.


   For
            1,223,437
                      132
   Against
                 72,884
                        30
   Abstain
                 44,108
                        14
   Broker Non-Votes
               384,450
                      554
      Total
            1,724,879
                      730



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
            1,236,238
                      132
   Against
                 47,741
                        30
   Abstain
                 56,450
                        14
   Broker Non-Votes
               384,450
                      554
      Total
            1,724,879
                      730



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012609.